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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of Earliest Event Reported): June 17, 2002



                        CROSS MEDIA MARKETING CORPORATION
                        ---------------------------------
             (Exact name of registrant as specified in its charter)




          Delaware                      0-25435                  13-4042921
          --------                      -------                  ----------
(State or other jurisdiction        (Commission File          (I.R.S. Employer
     of incorporation)                  Number)              Identification No.)



             461 Fifth Avenue, 19th Floor, New York, New York 10017
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                (Address of principal executive offices/Zip Code)

Registrant's telephone number, including area code: (212) 457-1200

Former name, former address, and former fiscal year, if changed since last report: N/A
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ITEM 9. REGULATION FD DISCLOSURE

      Pursuant to Regulation FD, Cross Media Marketing Corporation ("Cross Media") is furnishing the following relating to the interview of its Chairman, Ronald Altbach, by the OTC Journal published on June 17, 2002 (the "Interview"). This information is being furnished pursuant to this Item 9 in accordance with Rule 101(e)(1) under Regulation FD and shall not be deemed "filed" for purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. This Report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

      The following is the transcript of the Interview:

Thank you for joining us today. This interview is sponsored by The OTC Journal (www.otcjournal.com). Ron Altbach, Chairman of CROSS MEDIA MARKETING, which trades under the symbol XMM on the American Stock Exchange has graciously agreed to the OTC Journal's request for an interview.

We are conducting this interview on Friday June 14th at approximately 4:15 EST. Cross Media shares closed today at $9.16 on 61,100 shares of volume. Before we start the interview we must read the following disclaimer: Certain statements made during this interview may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be subject to the safe harbor created thereby. Forward-looking statements are based on current expectations and involve certain risks and uncertainties. Cross Media's actual results, performance or achievements could differ materially from the results, performance or achievements projected in, or implied by, such forward-looking statements as a result of numerous factors. These factors are described in detail in Cross Media's filings with the Securities and Exchange Commission, including, where applicable, its most recent filing on Form 10-KSB. In addition we inform you that one of the editors of the OTC Journal owns 3000 shares of Cross Media stock, purchased in the open market, at an average cost of $9.185. This should be viewed as a potential conflict of interest.

For those of you that are unfamiliar with our publication, the OTC Journal first featured Cross Media in September of 2001. We implemented full coverage on November 5th 2001 and that day the stock closed at $6.70. Since that time we have reported all substantive corporate events and the stock has seen a high of $14.69. Until the 6th of June the stock has been trading comfortably in the mid to high eleven dollar range and this has been during a very tough market. But in the last five days the stock has inexplicably dropped about 20% and this precipitated our request for an interview.

[OTC JOURNAL] Ron, thank you very much for joining us today. Before we begin discussing


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some current events with the company, for those new subscribers we have to the
OTC Journal could you please describe briefly Cross Media's business for us.

[RON] Sure, Cross Media is a technology driven one to one marketing company combining profitable and proven marketing techniques with technologies. We have a multi-channel multi-product platform and we have created a very powerful and efficient sales engine and we have now about 30 million consumers in our database to whom we either send regular messages or sell products on a regular basis.

[OTC JOURNAL] So you direct market to 30 million consumers within your database, correct?

[RON] Yes we do, and to many others. We have a consumer reach on a monthly basis that includes being in 62 million homes in print every week on Sundays in Parade Magazine, USA Weekend and other publications. We send out well over 200 million personalized individualized emails every month and we have about nearly 2 million conversations on the telephone with consumers every month.

[OTC JOURNAL] Ron, you guys were sailing along very smoothly but you experienced some serious turbulence when the FTC (federal trade commission) filed a formal action against your company which you announced on April 10th. Now in your last press release you mentioned that negotiations were on going to come to a resolution on this problem but you haven't given investors concrete information to properly evaluate the risk.

So what concrete information can you share with us right now about the status of the FTC action.

[RON] The concrete information I can tell you is this, the FTC filed their action out of the blue in early April and as you said we had several months of smooth sailing which is true. I don't want to give the impression that we were on autopilot. We work hard everyday to improve our margins and increase our sales and earnings.

In early April the FTC filed an action, there was a court hearing, the judge was not favorable to the request made by the FTC which was for a temporary restraining order. We went to them and instead of continuing to work through lawyers and the justice system I made the decision to go directly to the FTC. We had a meeting in Washington and that meeting was a very positive meeting where the FTC got to understand that many of the practices that they were concerned about were actually practices that were discontinued long in the past.

This company is only two years old. This company is a result of my making a big acquisition in January of 2000. We purchased the assets of a direct marketing company that had been in business for 27 years and I can't really vouch for practices 27 years ago. What I told the FTC and what I think they understood very clearly is that as soon as we took over this company we began to look at what does it mean to be super compliant. What does it mean to create an environment where a customer can really feel that they can become a long-term customer where


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there is a bond of trust and relationship of understanding between the vendor and the customer?

That's what this company is all about. We are creating customers for life here. We are creating a relationship where we can go back to the customer and the customer knows we stand for value and that when we come with an offer they listen and respond.

We explained all that to the FTC. The FTC visited our facilities and saw that we have tremendous supervision. We use third party quality assurance to check all of our calls and of our sales processes. The result of that is we are on a path with the FTC towards a very amicable and constructive resolution and we certainly hope that is sooner rather than later although the government doesn't have the resources that private industry has.

We can't expect them to produce miracles. They are shorthanded and are working as quickly as they can. We have a meeting in early July to push the process along in terms of the actual language and we are very positive.

[OTC JOURNAL] Ron, looking at the past in 2001, I believe 90% if the company's revenues which was $100 million came from direct marketing sales of magazines. How is it looking in percentage breakdown of revenues in 2002?

[RON] I think that's an important question to the extent that there were FTC issues and that we are dealing with the FTC. It only applies to our outbound telemarketing programs of magazine subscriptions.

This year in 2002, magazine subscriptions will account for approximately 50% of our revenues down from 100% two years ago and 90% last year. We are doing a very good job of diversifying our products. This year we will offer well over a hundred products in all of our programs.

[OTC JOURNAL] Have there been any negative corporate developments recently which could explain the recent downdraft in your stock that you know of?

[RON] No there has not. We've been very good at communicating both positive and negative events over the past two years. If anything, people might accuse us of being too communicative but we want to make sure investors, investment community, financial community, and our own employees actually have information about the company as it happens and we've been extremely good at doing that.

If people visit our website at www.xmmcorp.com they'll see that we post very quickly everything that is going on with this company. But there is nothing negative at all. We only have, thank goodness, positive news. The company is solid as a rock today.

[OTC JOURNAL] Ron, the rumor we have been hearing amongst traders is that your stock has been victimized by a rash of selling from one or two fund managers who were forced to sell due


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to redemptions in their funds. Do you know if this is true or not.

[RON] We heard the same rumors. I don't know if it's true. We look at the DTCs and we see that there was an extraordinary concentration of selling and that rings true of what you said. Especially the way the stock was just sold. It was dumped and no one was trying to maximize the value. Certainly it hurt everybody although today the stock's starting to climb back up.

This stock, without being too promotional, is trading at an undervalued multiple. We are trading at under 10 times this year's projected earnings, actually under 8 times this year and just over 10 times last year's. Don't forget we produce predictable results both on the top line and bottom line for six quarters.

[OTC JOURNAL] I want to talk a little about the top and bottom line but before we get to that you mentioned that fund managers may have been forced to sell shares recently. Are you doing anything to increase your exposure to fund managers because quite frankly CROSS MEDIA is not that well known amongst the institutional community?

[RON] There are two things we are doing. First of all, a year ago our ownership was about 30% institutional. Today it's probably 75%. We have a large number of big funds that have taken positions in the company. I am on the road a lot meeting with institutions, fund managers, and people coming to the office regularly.

Our Senior Vice-President of Business Development, A.J. Cervantes, is on the road frequently meeting fund managers. We have an institutional road show planned for the summer and so we are constantly working at it.

Secondly, we are told and we have been working with an analyst from a large, and I can't say which company right now, but a large national firm, household name. I believe there will be a report coming out early in the summer on the company and I think that will be very helpful.

[OTC JOURNAL] Let's talk about some of the hard numbers right now. Ron, you have publicly stated that you expect to achieve $210 million dollars in revenues this year with earnings in the $1.25-$1.30 per share range. Do you feel like the company is on track to achieve those results?

[RON] Absolutely, we have been very accurate in being able to project our business. Why is that? Because we understand testing, we understand response rates, and we understand results. Our business really depends on our ability to source data, to understand data, and to act on that data.

Having said that, is it possible that there might be some slight dip from the FTC in the second quarter in our sales? Absolutely. Can we make it up in the third and fourth quarters? As we did


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last year, we projected this year to be very much heavily weighted in the third and fourth quarters and we delivered last year.

We fully believe that we are going to deliver the numbers that we projected for the year.

[OTC JOURNAL] That having been said let's talk a little bit about the first quarter. In the first quarter you achieved $44 million in sales so you are pretty much on track to get to that $200 million dollar mark but your earnings only came in at $0.11. You have achieved about 25% of the revenue target for the year but for your earnings goal you are less than 10% of what you been saying you could do.

Could you tell our audience how you plan to make up the difference over the remaining 75% of the year?

[RON] Sure, we go through a pretty careful budgeting process. In the conference call when we reported the first quarter earnings I said that we spent about $2 million dollars in the first quarter really preparing programs that we believe will pay off in the rest of the year. That's our plan. If you look at $2 million dollars with the shares outstanding that we had for the quarter that's about $0.15 per share.

One could say that if they wouldn't have done that they could've possibly earned $0.25-$0.26 cents per share. Of course we don't look at it that way. We plan the quarter to be a quarter where were testing programs, spending money on leads and on call centers around the country and around the world, understanding how to refine a program that could actually make money for rest of the year.

Again, I want to point out that last year and in the year 2001, we actually lost couple of cents in the first quarter but delivered $0.85 for the year.

[OTC JOURNAL] You guys are comfortable you can repeat the pattern of last year is in essence what you are saying?

[RON] We certainly planned it that way. We are a company that did an acquisition at the beginning of January. We've integrated that acquisition in and we are starting to realize results of the acquisition which is the synergies of cross selling products to the customer base of each of the companies. In other words our magazine subscribers, new subscribers, and also people who are buying collectibles and other things as a result of our Parade Magazine and USA Weekend advertising. That is what we planned for the year and that's what we are executing.

Last year in 2001, when we projected our earnings and revenue, certainly nobody dreamed of how deep the recession could've been or the horrible events of September 11th. This year we made our projections and we didn't see that we were going to be sued by the FTC. Despite all that, we know how to manage our business and we manage the business well. Hopefully over


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the next few quarters we will be able to attract more and more institutional investors and more and more individual investors who will see that we do manage our business well.

[OTC JOURNAL] I think it would be a good idea to look at the track record over the last two years instead of micromanaging quarter by quarter. In 2001 you achieved $100 million in revenues but that was up from $55 million in 2000. You had net profits of $8 million or $0.86 cents per share in 2001 but that was versus a loss of $44 million dollars or $6.40 per share in 2000. You guys have achieved some extraordinary growth and turned the corner into strong profits.

Can you tell us how you were able to achieve this and can you keep it up?

[RON] From 2000 to 2001 the company grew over 80% in revenues and an infinite number in profits because the company was not profitable in 2000. This year we have plans to do about 50% organic growth in revenues and about 50% as the result of the acquisition of National Syndications. We are on track to do that.

There is an analyst from Weatherly Securities, who wrote a report and was interviewed on TV about us, he said "this is just about hard work...these guys work hard and they achieve results". That is a culture we have created here at Cross Media. We have a culture that is focused on sales and on day-to-day results and we continue to grow and to flourish in that culture.

[OTC JOURNAL] Ron, could you talk to us about your longer-term vision of Cross Media over the next two to five years?

[RON] We are a company that is very growth oriented. We believe we should be a $400-$500 million dollar company by the end of the year 2004 and we are on our way to getting there. We certainly grew our company impressively and organically so far but we are also very acquisitive and we are always on the look out and always in the process of looking at potential acquisitions which add horizontally, meaning products or channel expertise, and also vertically which means the expertise which we are developing in data and data services so that we can become more efficient at targeting prospects.

We are very good at selling consumers products and making them into customers. What we are becoming better at is targeting consumers so that we have a higher rate of success in turning those people into customers becoming more profitable and more efficient.

[OTC JOURNAL] Ron thanks so much for agreeing to this interview request today. Today's market climate is totally dominated by fear and at the OTC Journal we believe communication with shareholders is of great importance in this climate. It's also important for potential


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investors to understand that there are companies out there with exciting business models. There are companies out there growing rapidly and there are companies out there making prolific profits and that eventually some of these business models will yield dramatic profits for people who have the courage to invest in today's market climate.

So that ends our interview, we hope you found it valuable. Have a great weekend and a great day.


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                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Cross Media Marketing Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CROSS MEDIA MARKETING CORPORATION



Date: June 17, 2002           By:       /s/ Ronald Altbach
                                    --------------------------------------------
                                            Ronald Altbach
                                            Chairman and Chief Executive Officer


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